Exhibit 99.1
Nasdaq: ASFI
FOR IMMEDIATE RELEASE
CONTACT:
Robert J. Michel, CFO
Asta Funding, Inc.
(201) 567-5648
Asta Funding, Inc. Announces Financial Results for Second Quarter and Six Months of Fiscal 2010
•	Net Income of $2.9 Million, or $0.20 Per Diluted Share for Second Quarter

•	No Senior Debt, No Impairments, Positive Cash Flow Trend Continues
ENGLEWOOD CLIFFS, N.J., May 6, 2010 — Asta Funding, Inc. (NASDAQ: ASFI) (the “Company”), a consumer receivable asset management and liquidation company, today announced results for the second quarter and six months of its 2010 fiscal year, the period ended March 31, 2010.
The Company reported net income of $2,875,000 for the three month period ended March 31, 2010, or $0.20 per diluted share as compared to a net loss for the three months ended March 31, 2009 of $5,168,000, or $0.36 per share. Revenues for the three month period ended March 31, 2010 were $11,204,000 as compared to $18,126,000 for the three month period ended March 31, 2009.
Net income for the six months ended March 31, 2010 was $5,350,000, or $0.37 per diluted share as compared to a net loss of $13,005,000, or $0.91 per share for the six months ended March 31, 2009. Revenues for the six months ended March 31, 2010 were $22,211,000 as compared to $36,574,000 for the same period in the prior year.
Net cash collections from collection of consumer receivables acquired for liquidation, including net cash collections represented by account sales were $25.7 million for the second quarter of fiscal year 2010, as compared to $36.9 million in the second quarter of fiscal year 2009, a 30.4% decrease from the prior year. Net cash collections from collection of consumer receivables acquired for liquidation, including net cash collections represented by account sales were $55.1 million for the six months ended March 31, 2010, compared to $79.0 million in the six month period ended March 31, 2009, a 30.3% decrease from the prior year. Net cash collections represented by account sales were $2.7 million or 4.9% of net cash collections in the six month period ended March 31, 2010, compared to $6.6 million, or 8.4% in the same comparative period of the prior year.
Income from fully amortized portfolios (zero basis revenue) was $8.3 million for the three month period ended March 31, 2010, compared to $10.5 million for the three month period ended March 31, 2009. Income from fully amortized portfolios was $16.4 million for the six month period ended March 31, 2010, compared to $20.6 million for the six month period ended March 31, 2009. There were no impairments recorded during the three and six month periods ended March 31, 2010, as compared to $18.4 million and $39.8 million, respectively, recorded during the three and six month periods ended March 31, 2009.

The Company has reduced amounts outstanding on its $6 million senior line of credit at Bank Leumi to zero at March 31, 2010. Aggregate debt level, excluding the subordinated debt — related party, at March 31, 2010 was $96.5 million, down approximately $26.1 million from September 30, 2009 and approximately $63.6 million from a year ago. The subordinated debt — related party balance was $4.4 million at March 31, 2010, down almost $4 million from September 30, 2009. Cash and cash equivalents at March 31, 2010 were $12.6 million.
“We continued our progress in strengthening our balance sheet and increasing our cash position through the six month period ended March 31, 2010 — both to weather the current economic environment and to be selective buyers of attractive portfolios,” commented Gary Stern, Chairman and CEO of the Company. “Exclusive of the non-recourse debt, we are currently funding our business through our cash flow from operations without the need for borrowing on our senior facility. Although our portfolio purchase volume increased slightly during the first six months of fiscal year 2010 as compared to the same period in the prior year, from $2.7 million in the first six months of fiscal year 2009 to $3.3 million in the first six months of 2010, this is substantially below our historical levels of purchases over the past several years. Our reduced collections and finance income are a reflection of the reduced level of portfolio purchases. However, our strong balance sheet puts us in a good position to fund portfolio purchases that fit our strict investment criteria and other investment opportunities that will deliver returns we feel fit our investment model.”
A conference call to discuss the results of the second quarter and first six months of fiscal year 2010 will be held on Thursday, May 6, 2010 at 10:30AM, EDT
Toll-free dial in number (US and Canada):
(877) 407-8037
International dial-in number:
(201) 689-8037
Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.
Except for historical information contained herein, the matters set forth in this news release are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.’s expectations. Factors that could contribute to such differences include those identified in Asta Funding, Inc.’s Form 10-K and Form 10-K/A for the fiscal year ended September 30, 2009, Form 10-Q for the quarter ended December 31, 2009 and those described from time to time in Asta Funding, Inc.’s other filings with the Securities and Exchange Commission, news releases and other communications. Asta Funding, Inc.’s reports with the Securities and Exchange Commission are available free of charge through its website at http://www.astafunding.com.
- Financial Tables Follow

ASTA FUNDING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2010	2009
	(Unaudited)
ASSETS
Cash and cash equivalents	$12,646,000	$2,385,000
Restricted cash	1,262,000	2,130,000
Consumer receivables acquired for liquidation (at net realizable value)	178,614,000	208,261,000
Due from third party collection agencies and attorneys	2,757,000	2,573,000
Prepaid and income taxes receivable	52,893,000	47,727,000
Investment in venture	80,000	168,000
Furniture and equipment, net	433,000	538,000
Deferred income taxes	18,302,000	24,072,000
Other assets	3,064,000	2,902,000

Total assets	$270,051,000	$290,756,000

LIABILITIES
Debt	$96,513,000	$122,622,000
Subordinated debt — related party	4,386,000	8,246,000
Other liabilities	1,566,000	2,166,000
Dividends payable	292,000	286,000
Income taxes payable	3,466,000	—

Total liabilities	106,223,000	133,320,000

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; authorized 5,000,000 shares; issued and outstanding — none
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding — 14,598,124 at March 31, 2010 and 14,272,357 at September 30, 2009	146,000	143,000
Additional paid-in capital	71,863,000	70,189,000
Retained earnings	91,831,000	87,058,000
Accumulated other comprehensive (loss) income, net of tax	(12,000)	46,000

Total stockholders’ equity	163,828,000	157,436,000

Total liabilities and stockholders’ equity	$270,051,000	$290,756,000

ASTA FUNDING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	March 31, 2010	March 31, 2009	March 31, 2010	March 31, 2009
Revenues:
Finance income, net	$11,181,000	$18,104,000	$22,155,000	$36,520,000
Other income	23,000	22,000	56,000	54,000

	11,204,000	18,126,000	22,211,000	36,574,000

Expenses:
General and administrative	5,274,000	6,345,000	10,903,000	13,372,000
Interest (Related party — Period ended March 31, 2010 — Three months, $168,000; Six months, $298,000; Period ended March 31, 2009 — Three months, $128,000; Six months, $256,000)	1,087,000	1,954,000	2,346,000	5,124,000
Impairments of consumer receivables acquired for liquidation	—	18,429,000	—	39,844,000

	6,361,000	26,728,000	13,249,000	58,340,000

Income (loss) before equity in (loss) earnings of venture and income tax	4,843,000	(8,602,000)	8,962,000	(21,766,000)

Equity in (loss) earnings of venture	(4,000)	(72,000)	42,000	(55,000)

Income (loss) before income tax	4,839,000	(8,674,000)	9,004,000	(21,821,000)

Income tax expense (benefit)	1,964,000	(3,506,000)	3,654,000	(8,816,000)

Net income (loss)	$2,875,000	$(5,168,000)	$5,350,000	$(13,005,000)

Net income (loss) per share:

Basic	$0.20	$(0.36)	$0.37	$(0.91)

Diluted	$0.20	$(0.36)	$0.37	$(0.91)

Weighted average number of common shares outstanding:

Basic	14,498,161	14,271,824	14,384,050	14,271,824

Diluted	14,504,398	14,271,824	14,570,901	14,271,824